FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             -----------------------


                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                   of the Securities and Exchange Act of 1934


                             ----------------------

                              Dated: June 22, 1996




                            Employee Solutions, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Arizona                         0-22600               86-0676898
--------------------------------------------------------------------------------
(State or other jurisdiction             (Commission          (I.R.S. Employer
      of incorporation)                 File Number)         Identification No.)



2929 East Camelback Road, Suite 220, Phoenix, Arizona                    85016
--------------------------------------------------------------------------------
      (Address of principal executive offices)                        (Zip Code)



        Registrant's telephone number, including area code (602) 955-5556

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

         Effective as of June 22, 1996, Employee Solutions, Inc. (the "Company") purchased all of the outstanding capital stock of GCK Entertainment Services I, Inc. and Talent, Entertainment and Media Services, Inc. (together, "TEAM Services"). TEAM Services is a Burbank, California based company specializing in leased commercial talent, musicians and recording engineers to the music and advertising segments of the entertainment industry.

         In connection with the acquisition, the Company assumed TEAM Services' net liabilities of approximately $520,000 which are being recorded as goodwill and amortized over a 15-year life. The purchase price will be the sum of (i) the net liabilities assumed at closing plus (ii) four times total TEAM Services' pre-tax income for the 12-month period ending June 30, 1999. In addition to the assumption of liabilities, the balance of the purchase price will be payable in unregistered shares of Company common stock.

         The terms of the transaction were determined via arms-length negotiations between the parties. Jeffery Colby, a principal shareholder of TEAM Services prior to the acquisition and its chief executive officer since 1993, is a director of the Company. Mr. Colby will remain on the Company's board of directors, and has entered into an employment agreement with the Company pursuant to which he will provide, among other services, certain marketing services. The purchase price payable in the TEAM Services acquisition agreement will be increased to the extent of designated amounts generated by Mr. Colby under that agreement.

         On October 25, 1996, the Company, TEAM Services and the shareholders of TEAM Services entered into an amendment to the purchase agreement which clarified certain aspects of the original agreement.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         1.       Exhibits.  See exhibit index attached hereto.

         2.       Financial Statements.

                  a. The following financial statements of TEAM are filed herewith:
                           .        Consolidated  Balance Sheets  as of June 22,
                                    1996 (unaudited) and December 31, 1995
                           .        Consolidated  Statements  of  Operations for
                                    the year  ended  December  31, 1995 and  the
                                    interim   periods   ended   June   30,  1995
                                    (unaudited)  and  June  22, 1996 (unaudited)
                           .        Notes to Consolidated Financial Statements

                  b. The following pro forma financial statements of the Company, reflecting the TEAM acquisition, are filed herewith:
                           .        Combined Balance  Sheet  as of June 30, 1996
                                    (unaudited)
                           .        Statements of Operations for the:
                                    - Six months ended June 30, 1996 (unaudited)
                                    - Year Ended December 31, 1995
                           .        Notes to Pro Forma Financial Statements

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       EMPLOYEE SOLUTIONS, INC.


                                       By: /s/ Martin D. Brody
                                          --------------------------------------
                                             Marvin D. Brody
                                             Chief Executive Officer

Date: October 28, 1996

                            EMPLOYEE SOLUTIONS, INC.

                                    FORM 8-K

                               DATED JUNE 22, 1996

                                  EXHIBIT INDEX

  Exhibit No.                      Description                              Incorporated by                       Filed Herewith
                                                                           Reference Hereto

     2.1                 Purchase   Agreement  between  the         Exhibit  10.1  to  the   Company's
                         Company,  TEAM  Services  and  the         Quarterly  Report on Form 10-Q for
                         shareholders   of  TEAM   Services         the quarter ended June 30, 1996

     2.2                 Amendment   No.   1  to   Purchase                                                              X
                         Agreement   between  the  Company,
                         TEAM Services and the Shareholders
                         of TEAM Services.

    10.1                 Employment  Agreement  between the                                                              X
                         Company and Jeffery Colby



    23.1                 Consent of Arthur Andersen LLP                                                                  X

                  TEAM SERVICES

                  CONSOLIDATED FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1995
                  TOGETHER WITH REPORT OF
                  INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To Employee Solutions, Inc.:


We have audited the accompanying consolidated balance sheet of TEAM SERVICES L.P. (a Delaware limited partnership) and subsidiary as of December 31, 1995, and the related consolidated statements of operations, owners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TEAM Services L.P. and subsidiary as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                             ARTHUR ANDERSEN LLP


Phoenix, Arizona,
   October 14, 1996.

                                  TEAM SERVICES


                           CONSOLIDATED BALANCE SHEETS



                                                                 December 31,          June 22,
                                                                     1995                1996
                                                                 -----------         -----------
                                                                                     (Unaudited)
                                          ASSETS

CURRENT ASSETS:
   Accounts receivable                                           $ 4,576,000         $ 4,007,000
   Prepaid expenses                                                   82,000             135,000
                                                                 -----------         -----------

                  Total current assets                             4,658,000           4,142,000

PROPERTY AND EQUIPMENT, net                                          101,000             114,000

OTHER ASSETS, net                                                    462,000             458,000
                                                                 -----------         -----------

                  Total assets                                   $ 5,221,000         $ 4,714,000
                                                                 ===========         ===========


                              LIABILITIES AND OWNERS' CAPITAL

CURRENT LIABILITIES:
   Bank overdraft                                                $ 2,088,000         $ 1,604,000
   Accounts payable                                                1,325,000           1,179,000
   Accrued salaries, wages and payroll taxes                       1,604,000           1,677,000
   Other liabilities                                                 100,000              50,000
   Notes payable                                                     242,000             201,000
                                                                 -----------         -----------

                  Total current liabilities                        5,359,000           4,711,000

COMMITMENTS AND CONTINGENCIES

OWNERS' (DEFICIT) CAPITAL                                           (138,000)              3,000
                                                                 -----------         -----------

                    Total liabilities and owners' capital        $ 5,221,000         $ 4,714,000
                                                                 ===========         ===========


        The accompanying notes are an integral part of these statements.

                                  TEAM SERVICES


                      CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                 Interim Period Ended
                                       Year Ended          ---------------------------------
                                      December 31,           June 30,             June 22,
                                          1995                 1995                 1996
                                      ------------         ------------         ------------
                                                                      (Unaudited)
REVENUES                              $ 53,755,000         $ 26,090,000         $ 31,217,000

COST OF REVENUES                        52,471,000           25,516,000           30,359,000
                                      ------------         ------------         ------------

                  Gross profit           1,284,000              574,000              858,000


SELLING, GENERAL AND
   ADMINISTRATIVE                        1,432,000              728,000              718,000
                                      ------------         ------------         ------------

INCOME (LOSS) FROM OPERATIONS             (148,000)            (154,000)             140,000

OTHER INCOME (EXPENSE):
   Other income                             50,000                 --                   --
   Interest expense                        (16,000)              (8,000)             (11,000)
                                      ------------         ------------         ------------

NET INCOME (LOSS)                     $   (114,000)        $   (162,000)        $    129,000
                                      ============         ============         ============

        The accompanying notes are an integral part of these statements.

                                  TEAM SERVICES


                   CONSOLIDATED STATEMENTS OF OWNERS' CAPITAL







BALANCE, December 31, 1994                                       $     (24,000)

     Net loss                                                         (114,000)
                                                                 -------------
BALANCE, December 31, 1995                                            (138,000)

     Net income (unaudited)                                            129,000

     Capital contribution (unaudited)                                   12,000
                                                                 -------------

BALANCE, June 22, 1996 (unaudited)                               $       3,000
                                                                 =============


        The accompanying notes are an integral part of these statements.

                                  TEAM SERVICES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        Interim Period Ended
                                                  Year Ended       ----------------------------
                                                  December 31,      June 30,         June 22,
                                                     1995             1995             1996
                                                  -----------      -----------      -----------
                                                                           (Unaudited)
CASH FLOWS FROM OPERATING
   ACTIVITIES:
     Net income (loss)                            $  (114,000)     $  (162,000)     $   129,000
     Adjustments to reconcile net loss to
       net cash used in operating activities-
         Depreciation and amortization                236,000          158,000           55,000
         Change in assets and liabilities:
           Accounts receivable                     (1,080,000)         228,000          569,000
           Prepaid expenses                            (9,000)         (22,000)         (53,000)
           Accounts payable                           405,000        1,064,000         (146,000)
           Accrued expenses                           (74,000)        (837,000)          73,000
                                                  -----------      -----------      -----------
                  Net cash (used in) provided
                    by operating activities          (636,000)         429,000         627,000
                                                  -----------      -----------      -----------

CASH FLOWS FROM INVESTING
   ACTIVITIES:
     Additions and development of
       software                                       (72,000)         (43,000)         (38,000)
     Purchase of property and
       equipment, net                                 (18,000)         (15,000)         (26,000)
                                                  -----------      -----------      -----------
                  Net cash used in
                    investing activities              (90,000)         (58,000)         (64,000)
                                                  -----------      -----------      -----------

CASH FLOWS FROM FINANCING
   ACTIVITIES:
     Increase (decrease) in bank overdraft            534,000         (613,000)        (484,000)
     Proceeds from notes payable                      242,000          242,000             --
     Payment of notes and other
       long-term liabilities                          (50,000)            --            (91,000)
     Capital contribution                                --               --             12,000
                                                  -----------      -----------      -----------

                  Net cash provided by (used
                    in) financing activities          726,000         (371,000)        (563,000)
                                                  -----------      -----------      -----------

NET CHANGE IN CASH                                       --               --               --

CASH, beginning of period                                --               --               --
                                                  -----------      -----------      -----------

CASH, end of period                               $      --        $      --        $      --
                                                  ===========      ===========      ===========

SUPPLEMENTAL DISCLOSURE:
   Cash paid for interest                         $    16,000      $     8,000      $    11,000
                                                  ===========      ===========      ===========

        The accompanying notes are an integral part of these statements.

                                  TEAM SERVICES


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1995




(1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         Nature of Partnership

TEAM Services L.P. (the Partnership or Team Services), a Delaware limited partnership, was formed in December 1991 by GCK Entertainment Services I, Inc. (the General Partner), Jeffery A. Colby (the Initial Limited Partner) and certain other limited partners, some of whom were officers and directors of the General Partner.

TEAM Music, a general partnership is a 98.5% owned consolidated subsidiary of the Partnership. The minority interest is not material.

The Partnership is engaged in the business of employee leasing wherein the Partnership and its clients agree that the Partnership will become the employer of record for the client company's employees. As the employer of record, the Partnership assumes designated payroll and personnel obligations, such as payroll preparation, payment of payroll taxes and workers' compensation and contributions to union-sponsored employee health and retirement plans, while allowing the client company to retain management control of the employees, including supervision, hiring and firing, job description and salary determinations.

The Partnership together with its subsidiary provides its services to clients in the entertainment, advertising and music industries. The main offices of the Partnership are located in Burbank, California. The Partnership operates in 39 states primarily in the western region of the United States. The Partnership's top five customers represented approximately $2,424,000 of trade accounts receivable and $39,911,000 of revenue as of and for the year ended December 31, 1995, respectively. These same five customers represented approximately $2,615,000 of trade accounts receivable at June 22, 1996 and $18,988,000 and $22,798,000 of revenue for the two interim periods ended June 30, 1995 (unaudited) and June 22, 1996 (unaudited), respectively.

Profits, losses and cash flows are allocated and distributed to the various owners in accordance with the Partnership agreement through December 31, 1995.

         Principles of Consolidation

The consolidated financial statements include the accounts of the Partnership and its subsidiary. All significant intercompany accounts and transactions have been eliminated.

                                     - 2 -
         Accounts Receivable/Revenue Recognition

Revenue is recognized as services are performed. Included in accounts receivable at December 31, 1995, and June 22, 1996 (unaudited) are $1,604,000 and $1,677,000, respectively, of earned revenues which had not been billed as of these dates.

         Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Fair Value of Financial Instruments

The estimated fair value of financial instruments has been determined by the Partnership using available market information and valuation methodologies. Considerable judgment is required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates may not be indicative of the amounts that the Partnership could realize in a current market exchange. The use of different market assumptions or valuation methodologies could have a material effect on the estimated fair value assumptions. The carrying value of accounts receivable, accounts payable, other liabilities and notes payable approximate fair value due to the short-term maturities of these instruments.

         Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets which range from 5-7 years.

         Bank Overdraft

Bank overdraft represents outstanding checks in excess of cash on hand at the bank.

         Interim Information

The unaudited interim financial statements as of June 22, 1996 and for the two interim periods ended June 22, 1996 and June 30, 1995, have been prepared by the Partnership without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements reflect all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly state the financial position as of June 22, 1996, and the operating results and cash flows for the two interim periods ended June 22, 1996 and June 30, 1995. Operating results for the two interim periods ended June 22, 1996 and June 30, 1995, are not necessarily indicative of the results that may be expected for the entire year.

         Health Insurance and Workers' Compensation Plans

The Partnership is required to make contributions to various industry related guild health and retirement plans on behalf of its clients for employees who are members of the guilds. These plans provide for medical, dental and retirement benefits as defined in the various collective bargaining agreements. All benefits under collective bargaining agreements are negotiated by the Partnership's client companies. Management believes the Partnership has no withdrawal liability under the provisions of the Multiemployer Pension Plan Amendments Act and has no financial liability under the provisions of any collective bargaining agreements to which it was a party.

                                      - 3 -
The Partnership provides medical and dental insurance and a retirement plan (see
Note 9) to substantially all nonunion management, supervisory and staff personnel who conduct the Partnership's business.

During 1995, the Partnership insured its workers' compensation obligations with a fully-insured policy issued by a third-party insurance carrier. Under this policy, the insurer provided first dollar coverage to the Partnership's clients for each job related injury/illness. Effective January 1, 1996, the Partnership's workers' compensation coverage was placed with the Employee Solutions, Inc. workers' compensation program (see Note 8).

         Income Taxes

No provision for income taxes has been recorded because the profits and losses of the Partnership are reported on the individual tax returns of the partners through December 31, 1995. For 1996, because of the conversion to S-Corporation status (Note 8), the tax liabilities are reported on the individual tax returns of the stockholders. There are no significant differences between financial reporting and tax income. Had TEAM Services been a tax paying entity, the provision (benefit) for income taxes would have been approximately $(33,000), $(52,000) and $40,000 for the year ended December 31, 1995 and the interim periods ended June 30, 1995 and June 22, 1996, respectively.

(2)   SUPPLEMENTAL DISCLOSURES TO THE STATEMENT OF CHANGES IN OWNERS' CAPITAL:

Two limited partners purchased partnership interests financed by nonrecourse notes issued by the Partnership. Interest accrued at 8% per annum to be paid upon redemption of the notes. These notes are netted in owners' capital in the accompanying December 31, 1995 balance sheet. Interest income was not recorded on these notes. The notes were canceled in 1996.

(3)   PROPERTY AND EQUIPMENT:

Property and equipment are summarized as follows:

                                                December 31,        June 22,
                                                    1995              1996
                                                ------------     -------------
                                                                  (Unaudited)

          Furniture and equipment               $     29,000     $      33,000
          Leasehold improvements                       7,000             7,000
          Computer equipment                         188,000           202,000
                                                ------------     -------------
                                                     224,000           242,000
          Less: Accumulated depreciation            (123,000)         (128,000)
                                                ------------     -------------

                                                $    101,000     $     114,000
                                                ============     =============

                                     - 4 -
(4)   OTHER ASSETS:

Other assets consist primarily of internally developed and purchased computer software and organizational costs, recorded at cost. Amortization is recorded on the straight-line method over the assets estimated useful lives of five years. Accumulated amortization at December 31, 1995 and June 22, 1996 (unaudited) was $549,000 and $598,000, respectively.

(5)   NOTES PAYABLE:

Notes payable at December 31, 1995 and June 22, 1996 (unaudited), totaled $242,000 and $201,000, respectively. The notes are payable to related parties and carry interest at a rate of 8% per annum. Interest and principal are due upon demand.

(6)   ADDITIONAL RELATED PARTY TRANSACTIONS:

A limited partner was also an employee of a major customer during 1995. This customer represented approximately $6,700,000 of 1995 revenues.

(7)   COMMITMENTS AND CONTINGENCIES:

         Operating Leases

The Partnership leases office space under noncancelable operating leases for office space in Burbank, California, and Chicago, Illinois. Future minimum lease payments due under noncancelable leases are as follows as of December 31, 1995:

                           1996                      $    90,000
                           1997                           90,000
                           1998                           96,000
                           1999                           47,000
                                                     -----------

                                                     $   323,000
                                                     ===========

Rent expense, net of sublease income, was $69,000, $38,000 and $31,000 for the year-end December 31, 1995, and the two interim periods ended June 22, 1996 and June 30, 1995 (unaudited), respectively.


         Consulting Agreement

Effective April 1, 1996, the Partnership entered into a consulting agreement with a shareholder to perform financial and accounting services through December 1996. The amount committed under the contract is approximately $16,000 as of June 22, 1996 (unaudited). Approximately $9,000 in consulting expense for the interim period ended June 22, 1996 (unaudited), is included in the accompanying statement of operations.

                                     - 5 -
(8)   SUBSEQUENT EVENTS:

         Conversion to S-Corporation

Effective January 1, 1996, the Partnership converted to S-Corporation status. The partners received shares of stock in the S-Corporation at that time.

         Purchase of the Company

Effective June 22, 1996, Employee Solutions, Inc. (ESI) purchased the common stock of TEAM Services. The purchase agreement provides for a purchase price of four times pretax earnings, as defined, for the period from July 1, 1998 through June 30, 1999 less an amount equal to TEAM Services' liabilities minus all of its current assets as of the purchase date. The purchase price is payable in ESI unregistered common stock and by the assumption of net liabilities discussed above. The Initial Limited Partner has been a Director of ESI since November 1995.

Final payment under the purchase agreement is due within 60 days of June 30, 1999. In conjunction with the purchase, the Initial Limited Partner signed an employment contract with ESI and receives an annual salary of $75,000 and may draw a nonrecourse advance for future commissions up to $60,000 per year, for three years.

(9)   BENEFIT PLAN:

The Company sponsors a benefit plan which is available to substantially all of its employees who are not leased employees. The plan is a defined contribution plan and is funded solely through participant contributions.

(10)  PENSION CONTRIBUTIONS:

The Partnership is required to make contributions to industry related guild pension plans on behalf of its clients for employees who are members of the guilds. Included in the revenues and cost of revenues are approximately $4,800,000, $2,873,000 and $2,240,000 for the year ended December 31, 1995 and the interim periods ended June 22, 1996 and June 30, 1995 (unaudited), respectively, related to contributions to union pension funds.

                            EMPLOYEE SOLUTIONS, INC.


                         PRO FORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)



The following unaudited Pro Forma Combined Balance Sheet gives effect to the acquisition of TEAM Services as if the transaction had occurred on June 22, 1996. The following unaudited Pro Forma Statements of Operations for the year ended December 31, 1995 and the six months ended June 30, 1996, combined the historical results of operations of Employee Solutions, Inc. ("Company") and TEAM Services and assumed that the acquisition had been effective as of the beginning of the period. The acquisition will be accounted for as a purchase. The pro forma adjustments are based upon the estimated fair value of the assets and liabilities of TEAM Services as of June 22, 1996, and are based on preliminary estimates, evaluations and other data which are currently available and may change as a result of events subsequent to June 22, 1996.

The Pro Forma Statements of Operations are not necessarily indicative of the actual results which would have occurred had the acquisition been consummated at the beginning of such period or of future consolidated operations of the Company and accordingly, does not reflect results that would occur from a change in management and planned restructuring of the operations of TEAM Services. The pro forma financial information has been prepared by the Company and all calculations have been made by the Company based upon assumptions deemed appropriate by the Company. Certain of these assumptions are set forth under the Notes to the Unaudited Pro Forma Combined Financial Statements. These statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Company included in the Company's latest annual report on Form 10-KSB/A, the Company's latest quarterly report on Form 10-Q and the historical financial statements and the notes thereto of TEAM Services filed with this Form 8-K.

                            EMPLOYEE SOLUTIONS, INC.


                  PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)

                                  JUNE 30, 1996

                             (Amounts in thousands)




                                                                                       Pro Forma
                                                          Company          LPC        Adjustments        Pro Forma
                                                        -----------     ---------     -----------        ----------
                        ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                            $   10,718      $     614     $      (614)(a)    $   10,718
   Restricted cash                                           5,000             -               -              5,000
   Accounts receivable                                      24,363          9,846          (9,846)(a)        24,363
   Intercompany                                                 -           1,251          (1,251)(a)            -
   Current portion of notes receivable,
     including related parties                                 475             -               -                475
   Prepaid workers' compensation and
     other assets                                            1,525             -               24(a)          1,549
   Deferred income taxes                                       186             -               -                186
                                                        ----------      ---------     -----------        ----------

              Total current assets                          42,267         11,711         (11,687)           42,291

PROPERTY AND EQUIPMENT, net                                    885             30              (2)(a)           913


OTHER ASSETS, net                                           17,972          1,588          24,458(c)         44,018
                                                        ----------      ---------     -----------        ----------

              Total assets                              $   61,124      $  13,329     $    12,769        $   87,222
                                                        ==========      =========     ===========        ==========

             LIABILITIES AND STOCKHOLDERS'
                   EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Bank overdraft                                            1,604             -               -              1,604
   Accrued salaries, wages and payroll taxes                16,064          1,841          (1,791)(a)(b)     16,114
   Accrued health insurance and other benefits               5,408          2,043             715(b)          8,166
   Notes payable                                                -              -               -                 -
   Line of credit                                               -              -           23,290(d)         23,290
   Accounts payable and other current liabilities            1,637            306            (306)(a)         1,637
                                                        ----------      ---------     -----------        ----------

              Total current liabilities                     24,713          4,190          21,908            50,811

DEFERRED INCOME TAXES                                           43             -               -                 43
                                                        ----------      ---------     -----------        ----------

               Total liabilities                            24,756          4,190          21,908            50,854
                                                        ----------      ---------     -----------        ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
   Class A convertible preferred stock, nonvoting
     no par value, 10,000,000 shares authorized,
      -0- shares outstanding                                    -              -               -                 -

   Common stock, no par value, 75,000,000
     shares authorized, 30,505,754 shares
     issued and outstanding                                 26,562              1              (1)(c)        26,562

   Retained earnings (deficit)                               9,806          1,617          (1,617)(c)         9,806

   Additional paid-in capital                                   -           7,521          (7,521)(c)            -

   Treasury stock, at cost, 4,000 shares of
     common stock                                               -              -               -                 -
                                                        ----------      ---------     -----------        ----------

              Total stockholders' equity (deficit)          36,368          9,139          (9,139)           36,368
                                                        ----------      ---------     -----------        ----------

              Total liabilities and stockholders'
                equity (deficit)                        $   61,124      $  13,329     $    12,769        $   87,222
                                                        ==========      =========     ===========        ==========



                                                        June 22, 1996
                                                            TEAM              Pro Forma
                                                          Services           Adjustments      Pro Forma
                                                        -------------        -----------     -----------
                        ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                            $         -           $       -      $    10,718
   Restricted cash                                                -                   -            5,000
   Accounts receivable                                         4,007                  -           28,370
   Intercompany                                                   -                   -               -
   Current portion of notes receivable,
     including related parties                                    -                   -              475
   Prepaid workers' compensation and
     other assets                                                135                  -            1,684
   Deferred income taxes                                          -                   -              186
                                                        ------------          ----------     -----------

              Total current assets                             4,142                  -           46,433

PROPERTY AND EQUIPMENT, net                                      114                 (64)(e)         963

OTHER ASSETS, net                                                458                  61 (e)      44,537
                                                        ------------          ----------     -----------

              Total assets                              $      4,714          $       (3)    $    91,933
                                                        ============          ==========     ===========

             LIABILITIES AND STOCKHOLDERS'
                   EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Bank overdraft                                              1,604                  -            3,208
   Accrued salaries, wages and payroll taxes                   1,677                  -           17,791
   Accrued health insurance and other benefits                    -                   -            8,166
   Notes payable                                                 201                  -              201
   Line of credit                                                 -                   -           23,290
   Accounts payable and other current liabilities              1,229                  -            2,866
                                                        ------------          ----------     -----------

              Total current liabilities                        4,711                  -           55,522

DEFERRED INCOME TAXES                                             -                   -               43
                                                        ------------          ----------     -----------

               Total liabilities                               4,711                  -           55,565
                                                        ------------          ----------     -----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
   Class A convertible preferred stock, nonvoting
     no par value, 10,000,000 shares authorized,
      -0- shares outstanding                                      -                   -               -

   Common stock, no par value, 75,000,000
     shares authorized, 30,505,754 shares
     issued and outstanding                                       -                   -           26,562

   Retained earnings (deficit)                                     3                  (3)(e)       9,806

   Additional paid-in capital                                     -                   -               -

   Treasury stock, at cost, 4,000 shares of
     common stock                                                 -                   -               -
                                                        ------------          ----------     ----------

              Total stockholders' equity (deficit)                 3                  (3)         36,368
                                                        ------------          ----------     -----------

              Total liabilities and stockholders'
                equity (deficit)                        $      4,714          $       (3)    $    91,933
                                                        ============          ==========     ===========

The accompanying notes to the unaudited pro forma combined financial statements are an integral part of this unaudited combined balance sheet.

                            EMPLOYEE SOLUTIONS, INC.


             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                    (Amounts in thousands, except share data)



                                                                                          Pro Forma
                                                           Company          LPC          Adjustments       Pro Forma
                                                        -----------     -----------     ------------      -----------
REVENUES                                                $   164,942     $    51,188     $        -        $   216,130

COST OF REVENUES                                            148,446          46,057              -            194,503
                                                        -----------     -----------     -----------       -----------

                  Gross profit                               16,496           5,131              -             21,627


SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                                   7,629           2,981             388(a)         10,998

OTHER EXPENSE (INCOME), net                                    (403)             -              919(b)            516
                                                        -----------     -----------     -----------       -----------

INCOME (LOSS) BEFORE PROVISION
   FOR INCOME TAXES                                           9,270           2,150          (1,307)           10,113

INCOME TAX PROVISION (BENEFIT)                                3,801             819            (536)(c)         4,084
                                                        -----------     -----------     -----------       -----------

NET INCOME (LOSS)                                       $     5,469     $     1,331     $      (771)      $     6,029
                                                        ===========     ===========     ===========       ===========



NET INCOME (LOSS) PER COMMON
   SHARE:
     Primary                                            $       .17                                       $       .19
                                                        ===========                                       ===========

     Fully Diluted                                      $       .17                                       $       .19
                                                        ===========                                       ===========


WEIGHTED AVERAGE NUMBER OF
   COMMON AND COMMON
   EQUIVALENT SHARES
   OUTSTANDING:
     Primary                                             32,200,621                                        32,200,621
                                                        ===========                                       ===========

     Fully Diluted                                       32,276,888                                        32,276,888
                                                        ===========                                       ===========

                                                           Period Ended
                                                           June 22, 1996
                                                               TEAM           Pro Forma
                                                             Services        Adjustments        Pro Forma
                                                           -------------     -----------      -------------
REVENUES                                                    $   31,217       $        -       $     247,347

COST OF REVENUES                                                30,359                -             224,862
                                                            ----------       -----------      -------------

                  Gross profit                                     858                -              22,485


SELLING GENERAL AND ADMINISTRATIVE
   EXPENSES                                                        718                -              11,716

OTHER EXPENSE (INCOME), net                                         11                -                 527
                                                            ----------       -----------      -------------

INCOME (LOSS) BEFORE PROVISION
   FOR INCOME TAXES                                                129                -              10,242

INCOME TAX PROVISION (BENEFIT)                                      -                 52(c)           4,136
                                                            ----------       -----------      -------------

NET INCOME (LOSS)                                           $      129       $       (52)     $       6,106
                                                            ==========       ===========-     =============



NET INCOME PER COMMON
   SHARE:
     Primary                                                                                  $          .19
                                                                                              ==============

     Fully Diluted                                                                            $          .19
                                                                                              ==============


WEIGHTED AVERAGE NUMBER OF
   COMMON AND COMMON
   EQUIVALENT SHARES
   OUTSTANDING:
     Primary                                                                                     32,200,621
                                                                                              =============

     Fully Diluted                                                                               32,276,888
                                                                                              =============

The accompanying notes to the unaudited pro forma combined financial statements are an integral part of this unaudited combined statement.

                            EMPLOYEE SOLUTIONS, INC.


             PRO FORMA COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                    (Amounts in thousands, except share data)

                                                                                         Pro Forma
                                                          Company           LPC         Adjustments        Pro Forma
                                                        -----------     -----------     -----------       -----------
REVENUES                                                $   164,455     $    98,390     $        -        $   262,845

COST OF REVENUES                                            150,675          88,678              -            239,353
                                                        -----------     -----------     -----------       -----------

                  Gross profit                               13,780           9,712              -             23,492


SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                                   7,608           6,081             868(a)         14,557

OTHER EXPENSE (INCOME), net                                    (509)             -            1,840(b)          1,331
                                                        -----------     -----------     -----------       -----------


INCOME (LOSS) BEFORE PROVISION
   FOR INCOME TAXES                                           6,681           3,631          (2,708)            7,604

INCOME TAX PROVISION (BENEFIT)                                2,846           1,389          (1,110)(c)         3,125
                                                        -----------     -----------     -----------       -----------

NET INCOME (LOSS)                                       $     3,835     $     2,242     $    (1,598)      $     4,479
                                                        ===========     ===========     ===========       ===========



NET INCOME PER COMMON
   SHARE:
     Primary                                            $       .16 (d)                                   $       .18 (d)
                                                        ===========                                       ===========


     Fully diluted                                      $       .14 (d)                                   $       .16 (d)
                                                        ===========                                       ===========



WEIGHTED AVERAGE NUMBER OF
   COMMON AND COMMON
   EQUIVALENT SHARES
   OUTSTANDING:
     Primary                                             23,506,782 (d)                                    23,506,782 (d)
                                                        ===========                                       ===========



     Fully diluted                                       26,430,586 (d)                                    26,430,586 (d)
                                                        ===========                                       ===========

                                                             Team            Pro Forma
                                                            Services        Adjustments        Pro Forma
                                                           ----------       -----------      -------------
REVENUES                                                   $   53,755       $        -       $     316,600

COST OF REVENUES                                               52,471                -             291,824
                                                           ----------       -----------      -------------

                  Gross profit                                  1,284                -              24,776


SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                                     1,432                -              15,989

OTHER EXPENSE (INCOME), net                                       (34)               -               1,297
                                                           ----------       -----------      -------------


INCOME (LOSS) BEFORE PROVISION
   FOR INCOME TAXES                                              (114)               -               7,490

INCOME TAX PROVISION (BENEFIT)                                     -                (46)(c)          3,079
                                                           ----------       -----------      -------------

NET INCOME (LOSS)                                          $     (114)      $        46      $       4,411
                                                           ==========       ===========      =============



NET INCOME PER COMMON
   SHARE:
     Primary                                                                                 $         .18
                                                                                             =============


     Fully diluted                                                                           $         .16
                                                                                             =============



WEIGHTED AVERAGE NUMBER OF
   COMMON AND COMMON
   EQUIVALENT SHARES
   OUTSTANDING:
     Primary                                                                                 $  23,506,782
                                                                                             =============



     Fully diluted                                                                           $  26,430,586
                                                                                             =============

The accompanying notes to the unaudited pro forma combined financial statements are an integral part of this unaudited combined statement.

                            EMPLOYEE SOLUTIONS, INC.


                      NOTES TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS




The pro forma adjustments reflected in the pro forma combining financial statements give effect to the following:

Pro forma Combined Balance Sheet:

      (a) To eliminate assets not purchased and liabilities not assumed by the Company.

      (b)  To reflect those additional liabilities assumed by the Company.

      (c) To record the excess of the purchase price over the estimated fair value of the net assets of Leaseway Personnel Corp. and Leaseway Administrative Personnel (collectively Leaseway) acquired by the Company ($25,746,000), to eliminate the existing net goodwill resulting from the Leaseway Transportation Corp. purchase of Leaseway ($1,588,000) and to record transaction costs related to the acquisition of Leaseway by the Company ($300,000).

      (d)  To record line of credit borrowings drawn to finance the acquisition.

      (e) To record the minimum purchase price over the estimated fair value of the net assets of TEAM Services. The total purchase price is to be determined at a future date (see Note 10 to the accompanying financial statements) and therefore, no contingent consideration has been included in these pro forma financial statements.

Pro forma  Combined  Statement of  Operations  for the Six Months Ended June 30,
1996:

      (a) To reflect the elimination of the existing amortization of the goodwill resulting from the Leaseway Transportation Corp. purchases of Leaseway of ($46,000) and to record amortization of goodwill, using a 30-year period, arising out of the acquisition of Leaseway by the Company ($434,000).

      (b) To reflect interest expense ($919,000) on the line of credit used in financing the acquisition. Interest on the line accrues at LIBOR plus 250 basis points (approximately 7.9%).

      (c) To reflect the change in the income tax provision (benefit) based on the pro forma results of operations.

Pro forma Combined Statement of Operations for the Year Ended December 31, 1995:

      (a) To reflect the elimination of the existing amortization of the goodwill resulting from the Leaseway Transportation Corp. purchases of Leaseway of ($92,000) and to record amortization of goodwill, using a 30-year period, arising out of the acquisition of Leaseway by the Company ($868,000).

      (b) To reflect interest expense ($1,840,000) on the line of credit used in financing the acquisition. Interest on the line accrues at LIBOR plus 250 basis points (approximately 7.9%).

      (c) To reflect the change in the income tax provision (benefit) based on the pro forma results of operations.

      (d) On December 18, 1995 and June 26, 1996, the Board of Directors of the Company authorized two-for-one common stock splits, effected in the form of 100% stock dividends, effective on January 16, 1996 and July 26, 1996, respectively, to shareholders of record at the close of business on January 2, 1996 and July 12, 1996, respectively. All per share amounts and numbers of shares, including options and warrants, have been restated to reflect these splits.